Exhibit 10.13

AMENDMENT OF EMPLOYMENT AGREEMENT

THIS AMENDMENT OF AGREEMENT is made as of the 31 day of May, 2001.

BETWEEN:

(1)	Ness Technologies, Inc.
a Delaware Corporation
of Ness Tower, Atidim, Tel Aviv,
Israel (the “Company”)

(2)	Mr. Aharon Fogel
of Tarsat 3, Tel Aviv, Israel
(the “Executive”)

WHEREAS, the Company and the Executive have previously entered into an Employment Agreement dated as of August 1, 1999 (the “Original Agreement”), setting forth the terms and conditions of the employment relationship of the Executive with the Company;

WHEREAS, the Company and the Executive desire to amend the provisions of the Original Agreement in the manner hereinafter appearing.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the parties hereto hereby agree as follows:

1.             In this Agreement, unless there is something in the subject or context inconsistent therewith, capitalized terms appearing in this Agreement shall have the meanings assigned to them in the Original Agreement.

2.             The Original Agreement shall hereby be amended by adding the following new paragraph (g) to Section 4 thereof, effective as of June 1, 2001:

“(g)         Loan.  As soon as is practicable after June 1, 2001 (the “Loan Date”), the Company shall advance to the Executive, by way of loan, the cash sum of $80,000 (Eighty Thousand United States Dollars (the “Loan”). The Loan shall be repaid by the Executive to the Company in United States Dollars upon the expiration or termination of his employment with the Company, as linked to and adjusted in accordance with the “Madad” (Israeli Consumer Price Index (CPI) published by the Central Bureau of Statistics), plus interest thereon at the rate of 4% per annum. Notwithstanding the foregoing, the Loan and interest thereon shall be converted into and treated as a non-refundable grant upon the happening of the earlier of the following events:

(i)             if the Executive shall remain employed with the Company on the 1st day of June, 2003 (the “Loan Conversion Date”);

(ii)            if the Executive’s employment shall be terminated by the Company prior to the Loan Conversion Date, except for “Cause” (as defined and provided below), or in the event of his death or permanent disability;

(iii)           if there shall be a “Change in Control” of the Company, as defined as follows: an event (other than the transfer of shares in the Company to its holding or parent company) that shall be deemed to have occurred as of the first day any one or more of the following have been satisfied:

(A)           any event whereby any person or entity (other than (i) the Company or an Affiliate, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) any employee benefit plan or trust sponsored or maintained by the Company or an affiliate, as defined in the Exchange Act) (x) acquires 25% or more of the Company’s Stock; or (y) acquires (in one transaction or in a series of related transactions) 25% or more of the ownership in all or substantially all of the Company’s assets, whether by sale, lease, exchange or other transfer; or (z) acquires (in one transaction or in a series of related transactions) a majority interest or all or substantially all of the assets of a subsidiary, business unit, segment or division of the Company as defined by the Board of Directors of the Company;

(B)            any consolidation or merger of the Company, other than a merger or consolidation of the Company in which the Stock of the Company or the existing shares of Stock of the Company outstanding immediately prior thereto continues to represent (either by remaining outstanding or by being converted into common stock of the surviving entity) at least 75% of the common stock of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(C)            upon the consummation of an initial public offering of the Company’s securities in which the Company issues and sells Stock representing at least 15% of the total Common Stock of the Company (treating all outstanding Preferred Stock, options and warrants on a fully diluted and as converted basis) following the initial public offering;

(iv)           if the Company and/or its wholly owned subsidiaries sell a portion(s) of their activities and assets in a single transaction or a series of transactions representing in the aggregate in excess of twenty-five percent (25%) of the total activities and assets of the Company and its whole owned subsidiaries by refererence to revenues and values for the fiscal year ending and as of December 31, 2000; or

(v)            in the event of the winding-up or liquidation of the Company or the appointment of a trustee or receiver in bankruptcy with respect to the assets of the Company.”

3.             Except as set forth in Section 2 hereof, the terms, conditions and agreements set forth in the Original Agreement are hereby ratified and confirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Ness Technologies, Inc.

DATE:	BY:	/s/ Morris Wolfson
Name: Morris Wolfson
Title: Director

BY:

/s/ Henry Kressel

Name: Henry Kressel

Title: Director

DATE:		/s/ Aharon Fogel
Aharon Fogel